RGC MIDSTREAM, LLC
June 12, 2019

Exhibit 10.4

RGC MIDSTREAM, LLC
519 KIMBALL AVE, NE PO BOX 13007
ROANOKE, VA 24030-3007

Attn: Paul Nester
Phone:540-777-3837
Email:paul_nester@rgcresources.com

Reference:	MX_194851

The purpose of this letter agreement is to confirm the terms and conditions of the Interest Rate Swap transaction (the "Transaction") entered into between RGC MIDSTREAM, LLC ("COUNTERPARTY") and Atlantic Union Bank ("ATLANTIC UNION BANK") on the Trade Date specified below.

1.
The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and any addenda or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.
This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, that certain ISDA Master Agreement and related Schedule between COUNTERPARTY and ATLANTIC UNION BANK, dated as of June 6, 2019 (as amended, modified, supplemented, renewed or restated from time to time, the "ISDA Master Agreement"). All provisions contained in or incorporated by reference in the ISDA Master Agreement shall supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and the ISDA Master Agreement shall govern this Confirmation and the Transaction evidenced hereby, except as modified expressly below. In the event of any inconsistency between the provisions of the ISDA Master Agreement and this Confirmation, this Confirmation will govern for purposes of the Transaction.

3.	Each party represents to the other party that:
(a)
It is acting for its own account as principal, and it has made its own independent decisions to enter into the ISDA Master Agreement and the Transaction and as to whether the ISDA Master Agreement and the Transaction each is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary to permit it to evaluate the merits and risks of the ISDA Master Agreement and the Transaction. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the ISDA Master Agreement or the Transaction; it being understood that information and explanations related to the terms and conditions of the ISDA Master Agreement or the Transaction shall not be considered investment advice or a recommendation to enter into the ISDA Master Agreement or the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the ISDA Master Agreement or the Transaction.

(b)
It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the ISDA Master Agreement and the Transaction. It is also capable of assuming, and assumes, the risks of the ISDA Master Agreement and the Transaction.

	(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of the ISDA Master Agreement or the Transaction.
	(d)	It has entered into the Transaction in connection with a line of its business and for purposes of hedging and not for the purpose of speculation.
	(e)	It is an “eligible contract participant”, as that term is defined in Section 1a(18) of the Commodity Exchange Act and applicable regulations there under.

RGC MIDSTREAM, LLC
June 12, 2019

4.	The terms of the Transaction to which this Confirmation relates are as follows:
	Type Of Transaction:	Interest Rate Swap
	Notional Amount:	USD 14,000,000.00
	Trade Date:	June 12, 2019
	Effective Date:	June 12, 2019
	Termination Date:	June 12, 2026, subject to No Adjustment.

Fixed Amounts:
Fixed Rate Payer:	COUNTERPARTY
Fixed Rate Calculation Periods:

The initial Calculation Period will be from and including the Effective Date to but excluding July 1, 2019. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month. With the final Calculation Period being from and including June 1, 2026, to but excluding the Termination Date. Each calculation period subject to No Adjustment.

Fixed Rate Payer Payment Dates:

The initial payment will commence on July 1, 2019, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	3.24%
Fixed Rate Day Count Fraction:	Actual/360
Business Days:	New York

Floating Amounts:
Floating Rate Payer:	ATLANTIC UNION BANK
Floating Rate Calculation Periods:

The initial Calculation Period will be from and including the Effective Date to but excluding July 1, 2019. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month. With the final Calculation Period being from and including June 1, 2026, to but excluding the Termination Date. Each calculation period subject to No Adjustment.

Floating Rate Payer Payment Dates:

The initial payment will commence on July 1, 2019, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate for Initial Calculation Period:	3.56338% ( 2.41338% + 1.15% )
Reset Dates:	The first day of each Floating Rate Calculation Period, with Period End Dates subject to No Adjustment.
Floating Rate Option:	USD-LIBOR-BBA-Bloomberg
Floating Rate:	A per annum rate equal to the sum of (i) the Floating Rate Option plus (ii) the Spread.
Designated Maturity:	One (1) Month
Spread:	1.15%
Floating Rate Day Count Fraction:	Actual/360
Business Days:	New York
Compounding:	Inapplicable

RGC MIDSTREAM, LLC
June 12, 2019

General Terms:
Calculation Agent:	As set forth by the ISDA Master Agreement.
Jury Waiver:
EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ISDA MASTER AGREEMENT, ANY CREDIT SUPPORT DOCUMENT, THIS CONFIRMATION OR THE TRANSACTION EVIDENCED HEREBY.

Governing Law:	The Transaction shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.
Execution in Counterparts:
This Confirmation may be executed in counterparts, each of which shall be an original and both of which when taken together shall constitute the same agreement. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this Confirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

Electronic Records and Signatures:

It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

Periodic Interest Rate Swap Payment
Pay by Automatic Debit or Credit
I hereby Authorize Atlantic Union Bank to deposit or withdraw any amounts owed to me or by me by initiating credit or debit entries to my account at the Financial Institution indicated below. Further, I authorize my Financial Institution to accept and to credit or debit any entries initiated by Atlantic Union Bank to my account. In the event that Atlantic Union Bank deposits funds erroneously into my account, I authorize Atlantic Union Bank to debit my account for an amount not to exceed the original amount of the credit.

Bank Name:	Wells Fargo Bank, NA
ABA:	121000248
Account #:	xxxxxxx530
Checking or Savings:	Checking
This authorization is to remain in full force and effect until Atlantic Union Bank and/or my Financial Institution has received written notice from me of its termination in such time and in such manner as to afford Atlantic Union Bank and/or my Financial Institution a reasonable opportunity to act on it.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation below. By signing below, COUNTERPARTY acknowledges that it has consented to receive this Confirmation via electronic mail.

Yours Sincerely,		Accepted and agreed as of the date first above written:
ATLANTIC UNION BANK		RGC MIDSTREAM, LLC
By:	/s/ John J. Young	By:	/s/ Paul W. Nester
Name:	John J. Young	Name:	Paul W. Nester
Title:	Regiional President	Title:	Chief Financial Officer